UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395–2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2015, the Board of Directors of Recro Pharma, Inc. (the “Company”) increased the size of the Board from seven to eight members and appointed Ms. Karen A. Flynn, 52, to serve as member of the Company’s Board of Directors (the “Board”). Ms. Flynn was appointed as a Class II director and will stand for re-election at the Company’s 2016 annual meeting of shareholders. The Board has determined that Ms. Flynn is an independent director under the applicable NASDAQ rules. There are no arrangements or understandings between Ms. Flynn and any other person pursuant to which she was selected as a director. Ms. Flynn will serve on the Company’s Audit Committee.

Additionally, the Board approved a grant to Ms. Flynn, effective on September 3, 2015, of an option to purchase 20,000 shares of the Company’s common stock under the Recro Pharma, Inc. Amended and Restated Equity Incentive Plan. The stock options have a ten-year term subject to earlier termination and an exercise price equal to $13.89 per share, which was the closing price of the Company’s common stock on the NASDAQ Capital Market on September 3, 2015. The stock options vest annually in equal proportions over a period of three years beginning on September 3, 2015. In accordance with the Company’s non-employee director compensation policy, Ms. Flynn will also receive an annual base retainer of $20,000, an annual retainer of $7,500 as a member of the Audit Committee and an annual award of an option to purchase 10,000 shares of the Company’s common stock, which will vest of the first anniversary of the grant date, subject to continued service.

There are no family relationships between Ms. Flynn and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 10, 2015, the Company issued a press release announcing the appointment of Ms. Flynn as a director. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated September 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2015

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release of Recro Pharma, Inc., dated September 10, 2015.